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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported)  January 22, 1999
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                               AgriBioTech, Inc.
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       (Exact name of small business issuer as specified in its charter)

                  Nevada                   0-19352            85-0325742
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     (State or other jurisdiction of     (Commission       (I.R.S. Employer
     incorporation or organization)      File Number)      Identification No.)


               120 Corporate Park Drive, Henderson, Nevada           89014
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               (Address of principal executive offices)            (Zip Code)


          Registrant's telephone number, including area code:  (702) 566-2440
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Item 5.  Other Events

On October 8, 1998, AgriBioTech Inc. ("ABT") announced it had retained Merrill Lynch & Co. as its investment banker primarily to explore alternatives to maximize shareholder value and subsequently added Deutsche Bank Securities as an advisor for such transactions. ABT has said it was exploring all alternatives, including the option of a strategic equity partner or fund willing to acquire at least a 20% interest in ABT, up to a complete acquisition of the Company. ABT had previously stated the strategic alternative process would take at least three months and, due to the holiday season, perhaps longer. During the strategic alternative process, potential investors were contacted by the investment bankers and confidentiality agreements were negotiated with those expressing an interest. With the assistance of the investment bankers, the Company prepared a descriptive memorandum describing the Company that was distributed to potential investors who had entered into confidentiality agreements. Preliminary indications of interest were due to the investment bankers by January 19, 1999. The investment bankers reported the results of the process to Company management on January 21 and 22, 1999. The Company's board of directors met on January 22, 1999 and, after discussing the results of the process and other available alternatives, decided to suspend the formal efforts to find an equity partner.

After the close of trading on January 22, 1999, ABT announced that due to market conditions it has decided to remain independent in order to maximize shareholder value and suspend its previously announced efforts to find a strategic equity partner. The purpose of the strategic alternative process was to evaluate with outside professional guidance all alternative courses of actions to maximize shareholder value. This process led Company management and the board of directors to the conclusion that the best course is to suspend the formal strategic alternative process and to focus the Company's attention on continuing to build franchise value as measured by market share, germplasm leadership, world-class seed personnel and biotechnology. Integration activities and biotechnology negotiations and implementation are the Company's current primary focus.

The Company will continue to have discussions concerning equity infusions with potential equity partners, while also discussing other business arrangements. The Company does not anticipate making additional comments on this matter until finite conclusions are achieved, whether successful or unsucessful.

In addition, during the past two months, the Company had made several announcements concerning the private placement of equity and convertible debt and the sale of certain non-seed assets of Willamette Seed Co. The transactions have permitted the Company to pay off the $15 million overadvance facility under its Revolving Credit Facility with Bank America Business Credit and the $15 million bridge loan from Deutsche Bank AG.
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                                   SIGNATURE


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       AGRIBIOTECH, INC.,
                                       (Registrant)


Date:  January 27, 1999                By:  /s/ Henry A. Ingalls
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                                            Henry A. Ingalls, Vice President